UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Houlihan Lokey, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 25, 2025
Dear Stockholder,
We cordially invite you to attend our 2025 Annual Meeting of Stockholders, to be held on Wednesday, September 17, 2025, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott J. Adelson
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, September 17, 2025
Time:	8:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2025 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:
1.to elect three Class I directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
4.to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 24, 2025 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher M. Crain
General Counsel and Secretary
July 25, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 17, 2025.

The Company’s Proxy Statement and 2025 Annual Report on Form 10-K

are also available at www.proxyvote.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 17, 2025

Houlihan Lokey, Inc. Proxy Statement

Proxy Summary

Voting Matters and Board Recommendations		Board Vote Recommendation	Page Reference (For More Detail)
Proposal No. 1	Election of Three Class I Directors	FOR each nominee	Page 5
Proposal No. 2	Advisory Vote on Executive Compensation	FOR	Page 41
Proposal No. 3	Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026	FOR	Page 42

How to Vote

If you held shares of Houlihan Lokey, Inc. common stock as of the close of business on the record date (July 24, 2025), you are entitled to vote at the Annual Meeting.

Houlihan Lokey

Board Committees

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ekpedeme M. Bassey		Committee Member	
Irwin N. Gold ✧			
Jacqueline B. Kosecoff	Committee Member		Committee Member
Robert A. Schriesheim	Committee Chair	Committee Member	
Cyrus D. Walker			Committee Chair
Paul A. Zuber	Committee Member		Committee Member
Gillian B. Zucker	Committee Member	Committee Chair	

✧ Board Chair — Committee Member — Committee Chair

Houlihan Lokey

Our Sustainability Initiatives

Our clients and co-workers are the foundation of our success. The environmental, social, and governance future of the global communities in which we live and work is of critical importance to us.

Health & Benefits	• Provide discounted rates to employees for Child and Family Care through Bright Horizons • Office-based Healthy Living Committees organize events for employees to stay active during the day and provide guidance for long-term emotional and physical health
Charitable Giving	• Company matching of employee donations • Employee Give-A-Day Program • Office-based Charitable Committees organize local programs and volunteering opportunities
Ethics & Culture	• Robust training and development opportunities including mentorship, coaching, role-specific training, and certification support • Bi-annual upwards feedback surveys to evaluate managers on their leadership skills, mentorship and availability to junior staff; these evaluations reinforce the importance of regular feedback and employee development
Environment	• Assess global Scope 1 and Scope 2 GHG emissions across offices • 23 Offices have Green Building Certifications including LEED and BREEAM
Communities, Collaboration and Engagement Council	• Communities, Collaboration and Engagement Council – Company's long-term plan to improve diversity and create and inclusive work environment • Formation and Support for Six Employee Communities – Asian and Pacific Islander Community, HL Pride, HL Veterans, Houlihan Black Alliance, Houlihan Parents and Caregivers Circle, and Women @ HL that are actively promoting employee engagement

GENERAL INFORMATION
Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about July 25, 2025 in connection with the solicitation of proxies by the board of directors for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 17, 2025, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about August 5, 2025, we will mail our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K (“Form 10-K”).

Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for all global M&A transactions for the past two years, the No. 1 M&A advisor for the past 10 years in the U.S., the No. 1 global restructuring advisor for the past 11 years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by LSEG.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” "our firm,” “we,” “us” and “our” refer to Houlihan Lokey, Inc., a Delaware corporation, and, in each case, unless otherwise stated, all of its subsidiaries. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock. We use the term “HL Holders” to refer to our current and former employees and members of our management who hold our Class B common stock through the Houlihan Lokey Voting Trust (the "HL Voting Trust"). Our fiscal year ends on March 31; references to fiscal 2025, fiscal 2024, and fiscal 2023 are to our fiscal years ended March 31, 2025, 2024, and 2023, respectively; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on July 24, 2025 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the Voting Trust Agreement by and among the Company, each HL Holder and the Trustees named therein, dated August 18, 2015, as amended (as so amended, the “HL Voting Trust Agreement”), each HL Holder agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held in the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.

1

How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are three proposals to be voted on at the Annual Meeting:
1.to elect three Class I directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement; and
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
Our board of directors recommends a vote FOR each director nominee and FOR proposals 2 and 3. Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 54,351,483 shares of Class A common stock and 15,983,668 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of the directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of the Company's independent registered public accounting firm for the fiscal year ending March 31, 2026, will be determined by the majority of the votes cast.
We expect the HL Voting Trust to vote in favor of the three nominees for Class I directors. As of the Record Date, the HL Voting Trust holds sufficient shares of our common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on the outcome of any of the three proposals.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares they beneficially hold through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

2

What constitutes a quorum?
A majority of the voting power of the shares of stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person, by remote communication, if applicable, or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
How do stockholders of record vote?
There are four ways for stockholders of record to vote:
•Via the internet: You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.
•By telephone: You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (866) 362-0397. You will need the control number from your Notice of Internet Availability of Proxy Materials.
•By mail: If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.
•In person: You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067 a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of shares held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1 and 2 are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on Proposal 1 and 2, your shares will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.

3

Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com, or by mail at HLI Investor Relations, c/o ICR, 685 Third Avenue, New York, NY 10017.
Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

4

PROPOSAL 1: ELECTION OF DIRECTORS
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our second amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each Annual Meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third Annual Meeting following their election. Our directors currently are divided among the three classes as follows:
•    the Class I directors are Scott L. Beiser, Todd J. Carter, Jacqueline B. Kosecoff, and Paul A. Zuber, and their terms will expire at the Annual Meeting;
•    the Class II directors are Irwin N. Gold, Cyrus D. Walker, and Gillian B. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•    the Class III directors are Scott J. Adelson, Ekpedeme M. Bassey, P. Eric Siegert, and Robert A. Schriesheim, and their terms will expire at the annual meeting of stockholders to be held in 2027.
At the Annual Meeting, the stockholders will vote to elect as Class I directors of the Company the three nominees named in this Proxy Statement. Each of the Class I directors elected at the Annual Meeting will hold office until the 2028 Annual Meeting of Stockholders and until their successor has been duly elected and qualified. The board of directors has nominated Messrs. Beiser, Carter, and Zuber for re-election to serve as the Class I directors of the Company. Dr. Kosecoff’s term of office will expire at the Annual Meeting. As a result, and effective as of the Annual Meeting, the size of our board of directors will be reduced to ten directors, and the total number of authorized directors constituting Class I directors will correspondingly be reduced to three. The persons named as proxies will vote to elect these nominees unless a stockholder indicates that their shares should be withheld with respect to one or more of such nominees.
We expect the Trustees of the HL Voting Trust to vote in favor of the three nominees for Class I directors. Please see “Certain Relationships and Related Person Transactions,” below for a description of the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that Messrs. Beiser, Carter, and Zuber should be nominated for re-election, our board of directors considered their service, business experience, prior directorships, and the qualifications, attributes and skills described in the biography set forth below under “Corporate Governance - Executive Officers and Directors.”
Our Board of Directors recommends that you vote “FOR” each of Messrs. Beiser, Carter, and Zuber as the Class I Directors in this Proposal 1.

5

CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 24, 2025, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott J. Adelson	64	Chief Executive Officer and Director
Scott L. Beiser	65	Co-Chairman and Director
Irwin N. Gold	68	Co-Chairman, Director, and Chairman of the Board
P. Eric Siegert	60	Co-Chairman
J. Lindsey Alley	58	Chief Financial Officer
Christopher M. Crain	64	General Counsel and Secretary
Robert A. Schriesheim	65	Director
Jacqueline B. Kosecoff	76	Director
Paul A. Zuber	65	Director
Gillian B. Zucker	56	Director
Ekpedeme M. Bassey	52	Director
Cyrus D. Walker	57	Director
Todd J. Carter	61	Director
Scott J. Adelson has served as our Chief Executive Officer since June 2024. He has served on our board of directors since January 2015. Prior to service as our Chief Executive Officer, he previously served as our Co-President since 2013. As Co-President, Mr. Adelson was one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and he managed the firm in conjunction with the other three members of the Office of the Executives. Mr. Adelson also previously served as the Global Co‑Head of Corporate Finance. His practice embraced all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He has served on the board of directors for various public and private companies. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University of Chicago Booth School of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 38 years.
Scott L. Beiser serves as one of our Co-Chairmen and has served on our board of directors since 1991. His responsibilities include working with senior leadership on strategic initiatives, including acquisitions and organizational development to position the firm for future growth. He previously served as our Chief Executive Officer from 2003 to June 2024. His responsibilities as CEO included overall management of Houlihan Lokey’s global operations in conjunction with the other members of the Office of the Executives, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 41 years.

6

Irwin N. Gold serves as one of our Co-Chairmen and, since 2013, has served as the Chairman of our board of directors. He has served on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold has led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 37 years.
P. Eric Siegert serves as one of our Co-Chairmen and also serves as Global Co-Head of our Financial Restructuring Group. Since joining the firm more than 30 years ago, Mr. Siegert has worked on more than 100 restructuring transactions, including many of the world’s largest and most complex. Mr. Siegert has testified in bankruptcy court as an expert on valuation and financial restructuring matters, and is a frequent speaker on financial restructuring topics. He formerly served on the board of directors of Alabama River Group prior to its sale to Georgia-Pacific Corp. as well as the board of directors of Wise Metals Group and Joy Global Inc. Mr. Siegert holds a B.A. in Economics from the University of California, Berkeley. Mr. Siegert has been nominated to serve on our board of directors because of his long career and experience in, and deep knowledge of, the financial services industry and years of experience working with complex organizations with international operations. Mr. Siegert has been with Houlihan Lokey for more than 37 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting, tax and financial reporting operations as well as acquisitions and investor relations. Mr. Alley joined Houlihan Lokey in 1995 and, prior to being appointed to the Chief Financial Officer role, was an investment banker focusing on advising public and private clients, boards of directors, and special committees on sell side and buy side mergers and acquisitions. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 30 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he manages our Legal and Compliance department. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain’s experience prior to Houlihan Lokey includes working as an attorney with a global law firm, where he focused on financing transactions, infrastructure projects and environmental law, and as an executive for related nationally-recognized non-profit organizations focused on K-12 education, medical research, and access to capital. Mr. Crain has been with Houlihan Lokey for more than 20 years.

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Robert A. Schriesheim has served on our board of directors since 2015 and as the Lead Independent Director since January 2023. Mr. Schriesheim is chairman of Truax Partners LLC and leads large, complex transformations in partnership with Boards, CEOs and institutional investors as an investor and director. From December 2018 until April of 2021, he served as a director of Frontier Communications, where he was a member of the Audit Committee and served as chairman of the Finance Committee, overseeing Frontier’s financial restructuring and reorganization, including its emergence from Chapter 11 in April 2021. Previously, Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016. He served as the Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From 2006 to 2009, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim has served as a director of Alight Solutions since March 2025 and of Skyworks Solutions, Inc. since May 2006, where he has been interim SVP & CFO since May 2025. From August 2015 until its sale in December 2019, he served as a director of NII Holdings. From April to December 2018, he also served as a director of Forest City Realty Trust and served as the chair of its audit committee until its sale. He also currently serves as an Adjunct Associate Professor of Finance at The University of Chicago Booth School of Business concentrating in the area of corporate governance. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations.
Jacqueline B. Kosecoff is a Managing Partner of Moriah Partners, where since March 2012, she has worked to identify, select, mentor and manage health services and IT companies. Dr. Kosecoff also has been a Senior Advisor at Warburg Pincus since March 2012. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for various business segments and, upon joining UnitedHealth Group, Dr. Kosecoff was appointed Chief Executive Officer of OptumRx (previously known as Prescription Solutions). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder and President of Protocare, a firm whose lines of business included the clinical development of drugs, devices, biopharmaceutical and nutritional products, and health services consulting. Dr. Kosecoff was also co-Founder and co-CEO of Value Health Sciences. Dr. Kosecoff served as Professor of Medicine and Public Health at the University of California, Los Angeles from 1975 to 2006. From July 2012 through February 2019, Dr. Kosecoff served on the board of directors of athenahealth, Inc. From May 2005 to May 2021, she served on the board of directors of Sealed Air Corporation. From September 2020 to June 2023 she also served on the board of directors of GoodRx, Inc. Currently, Dr. Kosecoff sits on the board of directors of these public companies; Alignment Healthcare, and TriNet Group, Inc. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her extensive experience in managing organizations and her experience serving on the boards of other public companies.
Paul A. Zuber is an Operating Partner, North American Lead at HG Capital, a global equity firm focused on the software and technology-enabled services sectors and has served on our board of directors since 2018. Prior to joining HG Capital in July 2023, Mr. Zuber was an Operating Partner and a founder and head of the Technology Group at Thoma Bravo from 2011 to June 2023, Mr. Zuber was also the founding Chief Executive Officer of Dilithium Networks, a global provider of mobile video infrastructure solutions until Dilithium was acquired by OnMobile, a global leader in telecommunications services listed on the National Stock Exchange of India. Mr. Zuber was previously the Chief Executive Officer and co-founder of Bluegum Group, a $500 million full-service, electronics manufacturing services provider serving the Asia Pacific region, which was acquired in 2002 by Solectron, a global electronics manufacturing company. Prior to founding Bluegum Group in 1997, Mr. Zuber held a variety of senior management positions at Ready Systems, a leader in software development environments for microprocessor-based embedded systems. Ready Systems merged with Microtec, went public, and was later acquired by Mentor Graphics, a leader in electronic design automation software. Mr. Zuber began his career as a management consultant with Bain & Company, where he was a founding member of the team that became the private equity group Bain Capital and also performed strategy consulting for Fortune 500 technology companies. Mr. Zuber is a Phi Beta Kappa graduate of Stanford University, where he earned B.A. degrees with honors in both International Relations and Economics. Mr. Zuber also holds an M.B.A. from Stanford University Graduate School of Business. Mr. Zuber was chosen to serve on our board of directors because of his extensive experience in successfully creating, growing and managing global companies.

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Gillian B. Zucker is the Chief Executive Officer of Halo Sports & Entertainment, responsible for all business operations of the LA Clippers, San Diego Clippers, Intuit Dome and KIA Forum. She has served on our board of directors since 2019. Ms. Zucker is a sports entertainment industry veteran with more than 30 years of experience. Over the past several years, Ms. Zucker has led the development of the Intuit Dome, the Clippers’ new tech-forward 18,000-seat home arena in Inglewood, California, which opened in August, 2024. Prior to joining the Clippers in 2014, Ms. Zucker served in various roles at the International Speedway Corporation including President of Auto Club Speedway, the largest race track on the West Coast, from 2005 to 2014. Prior to her time at Auto Club Speedway, Ms. Zucker served as Daytona International Speedway’s Vice President of Business and Development. She also served on the International Speedway Corporation executive management team, with responsibilities that included overseeing the Chicagoland and Kansas Speedways. She joined International Speedway Corporation (NASDAQ: “ISCA”) in 1998. Before joining ISC, Ms. Zucker worked in Minor League Baseball, serving as Assistant General Manager of the Durham (NC) Bulls from 1995 to 1998. A graduate of Hamilton College, where she is a Trustee, Ms. Zucker also serves on the boards of the LA Chamber of Commerce, the Young Presidents Organization and acts as the Clippers’ NBA Alternate Governor. Ms. Zucker was chosen to serve on our board of directors because of her extensive experience in successfully leading and growing complex business organizations while driving strategic innovation and operational transformation.
Ekpedeme “Pamay” M. Bassey is Chief Learning and Culture Officer for the Kraft Heinz Company. In this role, she creates an inclusive culture of continuous learning, bold creativity, and intellectual curiosity and drives the company’s global learning and development strategy and initiatives. She has served on our board of directors since 2020. Ms. Bassey has deep expertise in learning theories derived from artificial intelligence research and practical experience designing and developing highly rated learning solutions and transformative leadership development programs. Prior to joining Kraft Heinz in December 2018, Ms. Bassey served as the Global Head of Learning Platform and Professional Development for BlackRock. Before that, she was president of The Pamay Group, an e-learning design and strategy company. She began her career in Accenture’s Media Technologies Group. Ms. Bassey holds a B.S. in Symbolic Systems from Stanford University, with an artificial intelligence concentration, and an M.S. in Computer Science from Northwestern University. She serves on the Executive Committee of the Northwestern Alumni Association Board, on the M&G Etomi Foundation advisory board and is a life member of the Council on Foreign Relations. Ms. Bassey was chosen to serve on our board of directors because of her extensive experience successfully fostering and promoting human capital development, particularly in large complex public companies.
Cyrus D. Walker is a Managing Director at Consello, a global advisory and investment firm focused on financial services and growth strategy. He has served on our board of directors since 2020. Prior to joining Consello in January 2025, Mr. Walker was a Principal at Discovery Land Company, a developer of world-renowned real estate properties both domestically and internationally. Since January 2022, Mr. Walker has also served as an Operating Partner at The Vistria Group, a Chicago-based private equity investment firm. Mr. Walker has served as a director of publicly traded APi Group since October 2019, of Flores & Associates since August 2022, of The Mather Group since January 2022, of Kendra Scott since May 2021, and of OneTeam Partners since January 2023. With a strong background in the insurance industry, Mr. Walker was the Founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm, from 2018 until 2022, and, prior to that, served as Co-Chief Executive Officer of Nemco Group, an insurance brokerage and consulting firm that was acquired by NFP Corp. He holds a Bachelor of Arts degree from Colorado College.

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Todd J. Carter is a Managing Director and Chairman of Global Technology at Houlihan Lokey and has served on our board of directors since May 2022. Previously, Mr. Carter was Co-CEO and Co-Founder of GCA Advisors, which was acquired by Houlihan Lokey in 2021. Additionally, he served as a board member and a member of executive management at GCA Corporation. Mr. Carter was also Chairman, President, and CEO of both Savvian and Perseus Group, predecessors of GCA Advisors. Before that, he was President of Robertson Stephens, a global investment banking and asset management firm, and served on the board of directors. Prior to his role as President, Mr. Carter held several positions at Robertson Stephens, including Head of Global Corporate and Investment Banking, Global Technology Investment Banking and Global Mergers & Acquisitions. Earlier in his career, Mr. Carter was employed by McKinsey & Company. Mr. Carter has served on a number of boards and is presently serving on the Board of Directors of Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company. Mr. Carter graduated with a B.A. from the University of Texas and holds an MBA from Harvard Business School. Mr. Carter was chosen to be on our board of directors because of his decades of experience in investment banking as well as the leadership roles in which he has served in a number of organizations.
Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our second amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•the Class I directors are Messrs. Beiser, Carter, and Zuber, and Dr. Kosecoff, and their terms will expire at the Annual Meeting;
•the Class II directors are Messrs. Gold and Walker, and Ms. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are Messrs. Adelson, Siegert and Schriesheim, and Ms. Bassey, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. Effective as of the Annual Meeting, the size of our board of directors will be reduced to ten directors and the total number of authorized directors constituting Class I directors will correspondingly be reduced to three. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Our board of directors selects candidates for nomination to our board of directors and welcomes recommendations for director candidates from stockholders.

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Our second amended and restated certificate of incorporation provides that, prior to the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) the HL Voting Trust and (ii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensation award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66-2/3% of the outstanding shares of Class B common stock), directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then aggregate outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. From and after the Final Conversion Date, directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66-2/3% of the voting interest of stockholders entitled to vote. Our second amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our amended and restated bylaws, as summarized below. The notice of nomination should include the following information:
•all information related to the nominee required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act;
•the nominee's written consent to be named in our proxy statement and accompanying proxy card as a nominee and serve as a director if elected for a full term until the next meeting at which such nominee would face reelection;
•a description of any material interest in any material contract or agreement between or among the stockholder and the and the nominee (and his or her associates), as more particularly set forth in our amended and restated bylaws; and
•a completed and signed questionnaire, representation and agreement as set forth in our amended and restated bylaws.
This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting. Stockholder nominees should be submitted to the Company’s General Counsel and Secretary at the Company’s principal executive offices located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the time frame required by such bylaws. The deadline any such for nominations for our 2026 annual meeting of stockholders is set forth in ‘Procedures for Submitting Stockholder Proposals’.

When the Company or the board of directors is required by contractual obligation to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.

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The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the Nominating and Corporate Governance Committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate’s time availability. Generally, the Nominating and Corporate Governance Committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The Nominating and Corporate Governance Committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure.
Board Leadership Structure
Effective June 10, 2024, Scott Adelson became the Chief Executive Officer of the Company. Scott Beiser, our prior Chief Executive Officer, remains an executive officer of the Company as Co-Chairman of the Company and as a member of our board of directors. Eric Siegert became Co-Chairman of the Company on June 10, 2024, and was elected as a member of our board directors at our 2024 Annual Meeting of Stockholders. Mr. Beiser and Mr. Siegert serve as Co-Chairmen of the Company with Irwin Gold, who also serves as the Chairman of our board of directors. David Preiser, who served as our Co-President until June 10, 2024 and as a member of our board of directors until our 2024 Annual Meeting of Stockholders, now serves as Vice Chairman of the Company and is no longer an executive officer or a member of our board of directors.
We separate the roles of Chief Executive Officer and Chairman of the board of directors in recognition of the differences between the roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the board of directors provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the full board. Mr. Schriesheim, our Lead Independent Director, presides over executive sessions of the independent directors. This separation of the roles of Chief Executive Officer, Chairman of the board of directors and Lead Independent Director allow for greater oversight of the Company by the board of directors. Our board of directors has determined that our board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Messrs. Adelson, Gold, and Schriesheim.
Controlled Company
The HL Voting Trust controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined under the New York Stock Exchange listing standards. Although at the present time, we are complying with all criteria applicable to non-controlled companies, following the Annual Meeting, our board of directors will no longer have a majority of independent directors. Accordingly, although we may transition to a board with a majority of independent directors prior to the time we cease to be a “controlled company,” our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Ms. Bassey, Dr. Kosecoff, Mr. Schriesheim, Mr. Walker, Mr. Zuber, and Ms. Zucker are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.

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Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2025, our board of directors held four meetings, our Audit Committee held eight meetings, our Compensation Committee held six meetings, and our Nominating and Corporate Governance Committee held four meetings. During fiscal 2025, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served. Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders, either in person or by telephone. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All of our directors attended the 2024 annual meeting of stockholders in person or by telephone.
The Lead Independent Director, or in his absence, a director designated by the Lead Independent Director, presides over executive sessions of the independent directors, which are held on a regularly scheduled basis, not less than once per year.
Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications generally will be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.
Compensation Committee Interlocks and Insider Participation
During all of fiscal 2025, the members of our Compensation Committee were Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as chairperson. None of the members of our Compensation Committee have ever been an officer or employee of the Company or any of our subsidiaries. No member of our Compensation Committee has a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Board Committees
We currently have three standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Audit Committee
The Audit Committee is responsible for, among other matters:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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Our Audit Committee currently consists of Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker, with Mr. Schriesheim serving as chairperson. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Schriesheim qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.
Compensation Committee
The Compensation Committee’s responsibilities include:
•reviewing and approving (either alone or, if directed by the board of directors, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;
•reviewing and setting, or recommending to the board of directors, the compensation of our other executive officers;
•reviewing and approving employment and severance agreements or arrangements for our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation consultants or advisors;
•reviewing and approving, or recommending that our board of directors approve, our incentive compensation and equity plans, and other employee compensation and employee benefits plans, and making grants of cash-based and equity-based awards under such plans; and
•administering and overseeing the Company’s compliance with our policy for recovery of erroneously awarded compensation.
Our Compensation Committee currently consists of Ms. Bassey, Mr. Schriesheim, and Ms. Zucker, with Ms. Zucker serving as chairperson. During fiscal 2025, the Company retained WTW to conduct a survey and provide an analysis of compensation paid to executive officers of companies within our peer group and to provide market data with respect to outside director compensation at comparable public companies.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and
•developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.
The committee, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The committee may also consider the following criteria, as well as any other factors that they deem relevant: potential conflicts of interest with the candidate’s other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
Our Nominating and Corporate Governance Committee currently consists of Dr. Kosecoff, Mr. Zuber, and Mr. Walker, with Mr. Walker serving as chairperson.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

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Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Our Sustainability Initiatives
At Houlihan Lokey, our unwavering mission for creating shareholder value is integrally tied to our focus on sustainability, social, and governance issues. Our sustainability working group, consisting of a core team of our Corporate Development Department with input from employees and outside experts, regularly engages with our stakeholders on sustainability topics under the leadership of our board of directors and our senior management. The working group evaluates potential sustainability risks and opportunities relevant to our Company based on stakeholder interests, including voluntary reporting frameworks, third-party rating agencies, and peer best practices.
Under the board’s direction, we provide robust and detailed sustainability disclosure on our Investor Relations website, with respect to approaches, policies, and initiatives that contribute to our sustainability program. Our sustainability reporting is aligned with voluntary reporting frameworks, including International Financial Reporting Standards (IFRS), SASB standards, Task Force on Climate-related Financial Disclosures (TCFD), third-party sustainability ratings, and peer best practices. We regularly assess and remain informed of reporting trends and regulatory requirements, including Europe’s Corporate Sustainability Reporting Directive (CSRD) and California’s Climate Accountability Package.
Houlihan Lokey’s sustainability risks and opportunities determined to be most relevant to our business, industry, and stakeholders address the following areas, among others: talent recruitment, development and retention; employee engagement and opportunity; sustainability-based client services; professional integrity and business ethics; cybersecurity and data privacy; and other sustainability matters.
Teams across the Company support and participate in sustainability initiatives in order to further advance Houlihan Lokey’s sustainability program. Examples of initiatives include:
•Initiated firmwide Scope 1 and Scope 2 GHG emissions assessments across global offices.
•Progressed in tracking Scope 3 emissions related to business travel and began developing formal policies and employee education to encourage lower-carbon travel.
•Continued shift from local data storage to cloud-based systems to reduce energy use.
•Launched leadership development and business development training for senior professionals and continued rollout of inclusive leadership training.
•Expanded regional wellness offerings and launched a new intranet platform to enhance employee communication.
•Published a Generative AI Policy in March 2025 focusing on ethical use and human oversight.
•Formal third-party risk management framework for high-risk vendors, including due diligence on financial, cyber, and legal risks.
Our board is committed to our sustainability initiatives. They provide feedback on our strategies and approach and participate in engagement opportunities with employees. In setting and overseeing corporate strategy, the board, along with our senior management, considers the risks and opportunities that impact the long-term sustainability and value creation of the Company’s business model.

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Stockholder Engagement
We actively engage with a significant and diverse group of our stockholders on topics important to them and to our Company. Historically, topics discussed have included governance practices, including board composition and oversight, business strategy, and our approach to key human capital issues such as talent recruitment, development and retention, opportunity and engagement, integration of sustainability within our client services, and other sustainability initiatives. In addition, our senior management and Investor Relations team frequently engages with investors.
Insights from these engagements are discussed by the board periodically throughout the year. During these discussions, feedback and votes from prior annual meetings are considered to ensure that we are addressing issues that represent the interests of a wide array of stockholders. We plan to continue stockholder and stakeholder outreach and strive to understand priorities from all perspectives. We expect that the outreach program, which is overseen by our board, will encompass both traditional and new topics based on our stockholders’ priorities.

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DIRECTOR COMPENSATION
Overview
We maintain a Director Compensation Program which is applicable for our directors who are not, or were not during the applicable period, our employees (each an “outside director”). Directors who were not outside directors did not receive compensation for their services as directors in fiscal 2025.
Each director is reimbursed for their travel expenses incurred in connection with his or her attendance at board of directors or committee meetings.
The following describes the Director Compensation Program as in effect for fiscal year 2025.
Fiscal 2025 Outside Director Compensation
In May 2024, our board of directors amended our Director Compensation Program to increase (i) the annual cash retainer to $100,000, (ii) the Annual Director Award (defined below) to $100,000, and (iii) the Committee Chair Award (defined below) to $50,000 for the chairperson of the Audit Committee, and $30,000 for the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee. In reaching this decision, the board considered, among other things, market data obtained by WTW with respect to comparable public companies. These changes were effective for fiscal 2025 outside director compensation. The increase in the annual cash retainer resulted in the director stock ownership requirement being raised to $400,000 in fiscal 2025.
Cash Compensation
For fiscal 2025, each outside director received an annual cash retainer for their services equal to $100,000, payable quarterly in arrears, and pro-rated to reflect any partial year served.
Equity Compensation
Pursuant to our Director Compensation Program, each outside director received an annual fully vested award of Class A common stock with a dollar-denominated value of $100,000, pro-rated to reflect any partial year served (the “Annual Director Award”). In addition, the chairperson of the Audit Committee was eligible to receive a fully vested award of Class A common stock with a value of $50,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Compensation Committee were eligible to receive fully vested awards of Class A common stock with a value of $30,000 (the “Committee Chair Award”). In May 2025, Mr. Schriesheim received a fully vested award of Class A common stock with a value of $50,000 for his service as chairperson of the Audit Committee during fiscal 2025, and Ms. Zucker and Mr. Walker each received a fully vested award of Class A common stock with a value of $30,000 for service as chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee, respectively, during fiscal 2025.

The number of shares issued pursuant to any of the foregoing awards is determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announces its earnings for the immediately preceding fiscal year.

The board of directors also has the discretion to grant an award of the Company’s Class A common stock to each outside director in connection with their commencement of service on our board of directors with a value equal to $100,000. The number of shares issued pursuant to any new director award will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announces its earnings for the immediately preceding fiscal year. A new director award will vest in substantially equal installments on each of the first, second and third anniversaries of the applicable grant date, subject to such outside director’s continued service. In addition, a new director award will vest in full upon a termination of service due to the outside director’s death or disability.

The board of directors has adopted an Independent Director Stock Ownership Policy, pursuant to which each outside director is required to acquire and maintain beneficial ownership of a number of shares of the Company’s common stock with a value equal to four times the annual cash compensation paid for service on the board of directors. While there is no specific time period within which an outside director must achieve this level of ownership, it is anticipated that such threshold will be met, assuming the HLI stock price remains relatively stable, on or about the fourth anniversary of the director’s commencement of service on the board of directors. Each director is in compliance with this policy.

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The following table provides additional detail regarding the compensation paid to our outside directors during fiscal 2025:

Fiscal 2025 Outside Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Robert A. Schriesheim	100,000	148,695	248,695
Jacqueline B. Kosecoff	100,000	99,085	199,085
Paul A. Zuber	100,000	99,085	199,085
Gillian B. Zucker	100,000	128,851	228,851
Ekpedeme M. Bassey	100,000	99,085	199,085
Cyrus D. Walker	100,000	128,851	228,851
(1)Messrs. Adelson, Beiser, Carter, Gold, Siegert, and Preiser (directors during all or part of fiscal 2025 who are employees of the Company) are not included in this table. None of Messrs. Adelson, Beiser, Carter, Gold, Siegert, or Preiser received any compensation for services as a director in fiscal 2025. Since June 10, 2024, Mr. Preiser has served as Vice Chairman of the Company, which is not an executive officer role. In his current role, he receives compensation under our Executive Officer Transition Program described below under “Executive Compensation.” Mr. Carter, while not an executive officer, is a Managing Director and Chairman of Global Technology of the Company. For that role, Mr. Carter receives a base salary and incentive compensation (consisting of cash and deferred compensation) commensurate with that role and broadly consistent with other senior bankers of the Company.
(2)Amounts reflect the full grant‑date fair value of common stock awards granted during the fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 14 – Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K. As of March 31, 2025, our outside directors did not hold any unvested restricted shares or other equity-based awards.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Effective June 10, 2024, Scott Adelson became the Chief Executive Officer of the Company; Scott Beiser, our prior Chief Executive Officer, became Co-Chairman, and thus remains as an executive officer of the Company; Irwin Gold, previously our Executive Chairman, became Co-Chairman; Eric Siegert became Co-Chairman; and David Preiser, who previously served as our Co-President, became Vice Chairman and is no longer an executive officer.

Our named executive officers for the fiscal year ended March 31, 2025 (the “NEOs” or “named executive officers”) are:

•Scott J. Adelson, Chief Executive Officer;
•Scott L. Beiser, Co-Chairman (former Chief Executive Officer);
•J. Lindsey Alley, Chief Financial Officer;
•Irwin N. Gold, Co-Chairman;
•P. Eric Siegert, Co-Chairman; and
•Christopher M. Crain, General Counsel and Secretary
Our executive compensation programs and policies remained substantially similar from fiscal 2024 to fiscal 2025. At our 2024 Annual Meeting of Stockholders, approximately 97% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. As we did last year, we will hold at our 2025 Annual Meeting of Stockholders a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers.
Business and Strategy
Established in 1972, Houlihan Lokey, Inc. is a leading global independent investment bank with expertise in mergers and acquisitions (“M&A”), capital markets, financial restructurings and liability management, and financial and valuation advisory. Through our offices in the Americas, Europe, Asia, Australia, and the Middle East, we serve a diverse set of clients worldwide, including corporations, financial sponsors and government agencies. We provide our financial professionals with an integrated platform that enables them to deliver meaningful and differentiated advice to our clients. We advise our clients on critical strategic and financial decisions, employing a rigorous analytical approach coupled with deep product and industry expertise. We market our services through our product areas, our industry groups and our Financial Sponsors group, serving our clients in three primary business practices: Corporate Finance, encompassing M&A and Capital Solutions, Financial Restructuring, including restructurings both out-of-court and in formal bankruptcy or insolvency proceedings, and Financial and Valuation Advisory, including financial opinions and a variety of valuation and financial consulting services.

We are committed to a set of principles that serve as the backbone of our success. Independent advice and intellectual rigor, combined with consistent senior-level involvement, are hallmarks of our commitment to client service. Our entrepreneurial culture engenders our flexibility to collaborate across our business practices to provide world-class solutions for our clients. Our broad-based employee ownership serves to align the interests of employees and shareholders and further encourages a collaborative environment where our Corporate Finance, Financial Restructuring, and Financial and Valuation Advisory professionals work together productively and creatively to solve our clients’ most critical financial issues. We enter into businesses or offer services where we believe we can excel based on our expertise, analytical sophistication, industry focus and competitive dynamics. Finally, we remain independent and specialized, focusing on advisory products and market segments where our expertise is both differentiating and less subject to conflicts of interest arising from non-advisory products and services, and where we believe we can be a market leader in a particular segment. We do not lend or engage in any securities sales and trading operations or research that might conflict with our clients’ interests.

As of March 31, 2025, we had a team of 1,893 financial professionals across 35 offices globally, serving more than 2,000 clients annually over the past several years, ranging from closely held companies to Fortune Global 500 corporations.

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Performance Highlights
Company performance played a significant role in the process of determining named executive officer compensation for fiscal year 2025. Below, we capture some highlights of our strong fiscal 2025 performance:

•Achieved record high revenues of $2.39 billion, an increase of 25% from fiscal 2024
•At the beginning of fiscal 2026, increased our quarterly dividend to $0.60 per share
•Hired and acquired a total of 37 new Managing Directors, in addition to making 16 internal promotions to Managing Director
•Continued to execute our growth strategy through the successful completion of the strategic acquisitions of Prytania Solutions Ltd. and Waller Helms Advisors, which formally closed in October and December 2024, respectively
•Continued our effort to address important sustainability topics relating to the Company, with plans to publish our 2025 Sustainability Report, which will be available on our Investor Relations website, in August 2025
Fiscal Year 2025 Compensation
Consistent with senior members of our financial staff, annual incentive compensation is the primary component of our NEOs’ compensation each year. The emphasis on incentive compensation for our NEOs reflects the Company’s philosophy that annual compensation for senior officers should be heavily tied to not only their personal performance, but the performance of the Company. Awards under our annual bonus program typically are paid in a combination of cash and either restricted or unrestricted shares of our Class B common stock. Following a review of full-year business and individual NEO performance, the Compensation Committee determined fiscal 2025 total salary and incentive compensation for each NEO as outlined in the table below.

Named Executive Officer	Salary Paid During FY25 ($)	FY25 Incentive Paid in Cash ($)	FY25 Incentive Paid in Time-Based Shares ($)	FY25 Incentive Paid in Performance-Based Shares ($)	FY25 Total Salary and Incentive Compensation ($)
Scott J. Adelson	500,000	8,250,000	1,750,000	500,000	11,000,000
Scott L. Beiser	500,000	2,475,000	525,000	500,000	4,000,000
J. Lindsey Alley	500,000	2,224,500	525,500	500,000	3,750,000
Irwin N. Gold	500,000	1,650,000	350,000	500,000	3,000,000
P. Eric Siegert (1)	450,000	10,007,000	3,843,000	500,000	14,800,000
Christopher M. Crain	500,000	1,462,000	288,000	500,000	2,750,000
(1)Mr. Siegert received a salary increase to $500,000 effective July 1, 2024, and the amount in the table reflects the total salary paid during the fiscal year.
Key Compensation Practices
We believe our executive compensation practices align with the interests of our stockholders and support our long-term performance orientation.

What We Do	What We Don’t Do
Align pay with Company performance	No guaranteed incentive compensation
Encourage significant ownership of Company stock by executives	No excessive perquisites
Prohibit hedging of Company stock	No severance or change-in-control payments
Consider performance on strategic initiatives that can impact the Company’s prospects when making individual compensation decisions
Engage an independent compensation consultant to provide market and other information to the Compensation Committee relevant to NEO compensation

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How We Determine Executive Compensation
The Compensation Committee reviews and approves all components of compensation for each executive officer and regularly reviews the performance of the CEO. The CEO reviews the performance of other executive officers and develops recommendations for each component of compensation to discuss with the Compensation Committee. For fiscal 2025, Mr. Beiser, an executive officer, provided information to the Compensation Committee to assist the committee in its deliberations in determining executive officer compensation and reviewing and recommending determinations regarding director compensation.

Our Compensation Committee considered the following factors in determining the fiscal 2025 compensation of our named executive officers:

•Financial and market performance of the Company, with a focus on overall revenue, earnings per share (EPS), net income, and total shareholder return (TSR), on both an absolute basis and relative to the performance of peer firms
•Strategic performance against key initiatives
•Risk management of the Company in achieving its financial, market-based, and strategic results
•Individual performance
•Internal pay positioning
•Peer group compensation
The Compensation Committee has the authority to retain a compensation consultant and to approve the consultant’s fees and all other terms of its engagement. For fiscal 2025, the Company retained WTW as the Committee’s compensation consultant. WTW provided to the Compensation Committee data with respect to compensation paid to executive officers of public reporting firms in our industry, including with respect to base salaries and incentive compensation in the forms of cash and equity, and paid currently and deferred on a long-term basis. For fiscal 2025, WTW looked at two sets of firms: a “boutique” peer group comprised of Evercore, Lazard, Moelis & Company, Perella Weinberg Partners, and Piper Sandler; and a “bulge bracket” peer group comprised of Barclays, Citigroup, Bank of America, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and UBS. This data was not the sole determining factor in executive compensation decisions; rather, as described above, it was one of many factors taken into account by the Compensation Committee as part of its determinations. While the Compensation Committee does not target any specific pay percentile for our executive officers, the data is used as a reference point in assessing the competitiveness of our executive compensation program. Pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from WTW’s work for the Committee. Additionally, while the Compensation Committee considered third-party survey information to understand competitive compensation practices and levels, the Committee did not benchmark to a specific level when referencing this information.
Overview of Compensation Components
Salary
Salaries provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities, and are reviewed periodically by the Compensation Committee. Historically, salaries have represented the smallest portion of our named executive officers’ compensation. For fiscal 2025, based on input from its compensation consultant, the Compensation Committee decided to increase each of Mr. Alley’s and Mr. Crain’s base salary from $400,000 to $500,000 in order to better align their salary with those holding comparable positions in our peer firms. Furthermore, the Compensation Committee determined that it was appropriate to maintain the salaries of each of the remaining NEOs at the same amounts that were paid in fiscal 2024, which enables the Compensation Committee to better align total compensation with performance through changes to annual incentive compensation. The salaries paid to our NEOs for fiscal 2025 are included in the Summary Compensation Table below.

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Annual Incentive Compensation
For fiscal 2025, the Compensation Committee established a performance-based bonus program pursuant to which our executive officers, including our named executive officers, were eligible to earn awards based on our achievement during fiscal 2025 of revenue equal to or exceeding certain thresholds based on the average revenue of the Company in fiscal 2022, 2023 and 2024 ($2.00 billion) (“Three Year Average Revenue”), as follows:

•If the Company earned fiscal 2025 revenue equal to or exceeding 60%, but less than 70% of Three Year Average Revenue, then a bonus pool would be established equal to 2.0% of our revenue earned during fiscal 2025.
•If the Company earned fiscal 2025 revenue equal to or exceeding 70%, but less than 80% of Three Year Average Revenue, then a bonus pool would be established equal to 2.5% of our revenue earned during fiscal 2025.
•If the Company earned fiscal 2025 revenue equal to or exceeding 80%, but less than 90% of Three Year Average Revenue, then a bonus pool would be established equal to 3.0% of our revenue earned during fiscal 2025.
•If the Company earned fiscal 2025 revenue equal to or exceeding 90%, but less than 100% of Three Year Average Revenue, then a bonus pool would be established equal to 3.5% of our revenue earned during fiscal 2025.
•If the Company earned fiscal 2025 revenue equal to or exceeding 100% of Three Year Average Revenue, then a bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2025.
Our actual revenue for fiscal 2025 was $2.39 billion; therefore, the maximum bonus pool established was 4.0% of such amount or $95,576,640. The Compensation Committee was permitted to allocate the bonus pool among the participants, including the named executive officers, in its discretion and was not required to allocate the entire pool.

In determining each named executive officer’s actual aggregate award, the Compensation Committee determined that each executive officer played a significant role in the Company’s strong financial performance during fiscal 2025. In particular, the Committee noted that the executive team led the Company to the highest annual revenue in the Company’s history and successfully completed the integration of 7 Mile Advisors, Triago, Waller Helms Advisors, and Prytania Solutions. As CEO, Mr. Adelson led the Company to its highest annual revenue. In addition to overseeing the successful integration of 7 Mile Advisors and Triago, and the acquisitions of Waller Helms and Prytania Solutions, he was instrumental in managing the growth of our corporate departments (e.g., Finance and Accounting, Information Technology, Legal and Compliance, Marketing, Data & Analytics, and Human Capital) in order to keep pace with the significant growth of the financial staff as a result of acquisitions and organic growth during fiscal 2025. Mr. Beiser spearheaded special projects including identifying and implementing tax strategies for the firm and providing oversight of our Project Solo initiative to improve organizational structure efficiency. Mr. Alley continued to successfully oversee the upgrade of the tax and financial reporting systems of the Company. Mr. Gold successfully developed and managed numerous strategic relationships on behalf of the Company, many of which were important to the Company achieving its highest annual revenue. In addition to his role as Co-Head of Financial Restructuring, Mr. Siegert brought to bear his decades of experience advising companies in various industries and sectors. Mr. Crain led the firm’s efforts to comply with increasingly complex legal and regulatory regimes in the jurisdictions in which the Company operates. The Committee then applied its judgment in determining the incentive awards paid to each NEO under the fiscal 2025 executive officer bonus program. The Compensation Committee approved the payment of the aggregate awards in cash and both time-vesting and performance vesting restricted shares of our Class B common stock, as follows:

Named Executive Officer	Aggregate FY2025 Bonus Program Award ($)	Cash Portion of FY2025 Bonus Program Award ($)	Time-Based Equity Portion of FY2025 Bonus Program Award ($)	Performance-Based Equity Portion of FY2025 Bonus Program Award ($)
Scott J. Adelson	10,500,000	8,250,000	1,750,000	500,000
Scott L. Beiser	3,500,000	2,475,000	525,000	500,000
J. Lindsey Alley	3,250,000	2,224,500	525,500	500,000
Irwin N. Gold	2,500,000	1,650,000	350,000	500,000
P. Eric Siegert	14,350,000	10,007,000	3,843,000	500,000
Christopher M. Crain	2,250,000	1,462,000	288,000	500,000

The time-vesting restricted shares of our Class B common stock awarded under our fiscal 2025 executive officer bonus program were granted in May 2025 and will vest in four equal installments on May 15 of each of 2026, 2027, 2028, and 2029, subject to continued employment.

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The performance-vesting restricted shares of our Class B common stock (“PSAs”) awarded under our fiscal 2025 executive officer bonus program vest in four equal installments on May 15 of each of 2026, 2027, 2028, and 2029, contingent upon:

•the applicable named executive officer being employed in good standing on such vesting date; and
•the Company’s attainment of a 7% annual compound growth in total revenue above the fiscal year 2025 base year revenue, as reported in its Consolidated Statements of Comprehensive Income in the Annual Report on Form 10-K for the applicable fiscal year.
The number of shares subject to each award was determined by dividing the applicable equity award amount by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the Company publicly announced its earnings for fiscal 2025, which occurred on May 7, 2025.
Restricted Stock Awards and PSAs Granted in Fiscal Year 2025 for 2024 Performance
The total number of shares of time-vesting restricted Class B common stock that was awarded to each named executive officer in fiscal 2025, as well as the corresponding grant-date value, is set forth in the following table. These awards were granted during fiscal 2025 under our fiscal 2024 performance-based bonus program. As such, in accordance with SEC rules, the value of these awards for Messrs. Adelson, Beiser, Alley and Gold (who were named executive officers for fiscal 2024) is disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2024 in the Summary Compensation Table.

Named Executive Officer	Time-Based Restricted Stock Awards Granted in Fiscal 2025 (#)	Grant-Date Fair Value of Time-Based Restricted Stock Awards Granted in Fiscal 2025 ($)	PSAs Granted in Fiscal 2025 (#)	Grant-Date Fair Value of PSAs Granted in Fiscal 2025 ($)
Scott J. Adelson	6,701	898,470	3,697	495,694
Scott L. Beiser	7,765	1,041,131	3,697	495,694
J. Lindsey Alley	3,146	421,816	1,848	247,780
Irwin N. Gold	5,176	693,998	3,697	495,694
P. Eric Siegert	33,833	4,536,329	—	—
Christopher M. Crain	1,908	255,825	1,848	247,780

The time-vesting restricted shares of our Class B common stock awarded under our fiscal 2024 bonus program vest in four equal installments on May 15 of each of 2025, 2026, 2027 and 2028, subject to continued employment. The PSAs vest in four equal installments on May 15 of each of 2025, 2026, 2027 and 2028, contingent upon:

•the applicable named executive officer being employed in good standing on such vesting date; and
•the Company’s attainment of a 7% annual compound growth in total revenue above the fiscal year 2024 base year revenue, as reported in its Consolidated Statements of Comprehensive Income in the Annual Report on Form 10-K for the applicable fiscal year.
The number of shares subject to each award was determined by dividing the applicable value by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2024, which occurred on May 8, 2024. Because these awards were granted in fiscal 2025, they appear in the Grants of Plan-Based Awards in Fiscal 2025 Table below.
Other Compensation Program Features
We provide customary employee benefits to our full and eligible part-time employees in the United States, including our named executive officers. These include medical and dental benefits, short term and long-term disability insurance, accidental death and dismemberment insurance and life insurance.

We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers. Eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pretax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2025.

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We also may provide limited perquisites to our named executive officers to facilitate performance and to ensure a competitive total compensation package. Perquisites may include stipends for travel expenses (and related tax equalization payments).

In May 2022, we adopted an Executive Officer Transition Program (the “Transition Program”) to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. Pursuant to the terms of the Transition Program, subject to specified conditions, the Company and the executive officer will enter into a new employment agreement (the “Transition Employment Agreement”) covering this limited role. The terms of the Transition Employment Agreement generally will provide an employment term of not less than four years to be effective on the executive officer’s resignation from his or her executive officer position (the “Transition Date”), and is expected to provide the following payments and benefits:
i. an annual salary of $250,000 per year ($200,000 per year for an executive officer departing from the position of Chief Financial Officer or General Counsel);
ii. continued vesting of the executive officer’s unvested Company equity awards outstanding at the time of the Transition Date; and
iii. participation in the Company’s employee benefit plans on the same terms as the Company’s managing directors in the jurisdiction in which the executive officer is employed.
Pursuant to the terms of the Transition Employment Agreement, the executive officer will be subject to a non-compete covenant during the employment term. If, subsequent to the transition, the executive officer’s employment is terminated due to such executive officer’s death or disability or by the Company without cause, (A) outstanding Company equity awards will vest in full; and (B) if applicable, the Company will pay the executive officer’s COBRA premiums for the lesser of 18 months and the remainder of the four-year term measured from the Transition Date. The executive officer’s right to receive the foregoing benefits and payments will be contingent upon the executive officer’s execution and non-revocation of a general release of claims in favor of the Company.
Policies
Effective as of October 2, 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation, which is intended to comply with the NYSE listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under this policy, if the Company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from current and former executive officers any incentive-based compensation that was erroneously paid or provided to the executive officers during the three years preceding the date that the Company is required to prepare such restatement, unless the Compensation Committee determines that recovery would be impracticable. If recovery is triggered, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure.

We have adopted an insider trading policy which governs the purchase, sale and/or other disposition of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Our insider trading policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities. Our insider trading policy also prohibits the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin and pledging Company securities as collateral for a loan. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

The Company does not grant (and does not currently have any outstanding) stock options, stock appreciation rights or any similar awards with "option-like" features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company. However, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

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Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer or “covered employee” in excess of $1 million. Our Compensation Committee may determine in any year that it would be in our best interest for compensation to be paid that would not satisfy the deductibility requirements under Section 162(m).

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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K.
Compensation Committee
Gillian B. Zucker (Committee Chairperson)
Ekpedeme M. Bassey
Robert A. Schriesheim

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 31, 2023, March 31, 2024 and March 31, 2025.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($) (1)	All Other Compensation ($)	Total ($)
Scott J. Adelson	2025	500,000	10,500,000	329,033 (2)	11,329,033
Chief Executive Officer	2024	500,000	4,500,000	—	5,000,000
	2023	500,000	6,900,000	—	7,400,000
Scott L. Beiser	2025	500,000	3,500,000	—	4,000,000
Co-Chairman (former Chief Executive Officer)	2024	500,000	6,500,000	—	7,000,000
	2023	500,000	6,500,000	—	7,000,000
J. Lindsey Alley	2025	500,000	3,250,000	—	3,750,000
Chief Financial Officer	2024	400,000	2,600,000	—	3,000,000
	2023	400,000	2,300,000	—	2,700,000
Irwin N. Gold	2025	500,000	2,500,000	209,631 (2)	3,209,631
Executive Chairman	2024	500,000	4,500,000	—	5,000,000
	2023	500,000	4,500,000	—	5,000,000
P. Eric Siegert (3)	2025	450,000	14,350,000	—	14,800,000
Co-Chairman
Christopher M. Crain (3)	2025	500,000	2,250,000	—	2,750,000
General Counsel and Secretary

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(1)Amounts in this column for fiscal 2025 constitute the amount of the annual incentive compensation determined by the Compensation Committee for each named executive officer pursuant to our fiscal 2025 executive officer bonus program, and includes (i) the value of cash bonuses awarded with respect to the fiscal 2025 bonus program (a portion of which was paid on May 15, 2025 and a portion of which is scheduled to be paid on November 30, 2025), (ii) the dollar-denominated value of restricted stock awards granted on May 22, 2025 and (iii) the dollar-denominated value of PSAs granted on May 22, 2025. The total value of the cash bonus awards to Messrs. Adelson, Beiser, Alley, Gold, Siegert, and Crain with respect to the fiscal 2025 bonus program was $8,250,000, $2,475,000, $2,224,500, $1,650,000, $10,007,000, and $1,462,000, respectively. Of these amounts, a portion ($2,288,000, $678,000, $620,500, $448,000, $3,173,500, and $390,500, to Messrs. Adelson, Beiser, Alley, Gold, Siegert, and Crain, respectively) is expected to be paid on November 30, 2025, subject to the applicable named executive officer being employed in good standing on such date. The number of shares of restricted stock under the time-based awards issued to Messrs. Adelson, Beiser, Alley, Gold, Siegert, and Crain on May 22, 2025 with respect to the fiscal 2025 bonus program was 9,864, 2,959, 2,962, 1,972, 21,661, and 1,623 shares, respectively, which have a dollar-denominated value of approximately $1,750,000, $525,000, $525,500, $350,000, $3,843,000, and $288,000 respectively, and grant date fair values of approximately $1,707,853, $512,321, $512,841, $341,432, $3,750,386, and $281,006, respectively. These time-based awards under our fiscal 2025 bonus program were paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2026 - 2029. The number of shares issued pursuant to PSAs to each of Messrs. Adelson, Beiser, Alley, Gold, Siegert and Crain on May 22, 2025 with respect to the fiscal 2025 bonus program was 2,818 shares, which have a dollar-denominated value of approximately $500,000, and a grant date fair value of approximately $487,909. The PSAs awarded under our fiscal 2025 executive officer bonus program will vest over four years in equal installments contingent upon the applicable named executive officer being employed in good standing on such vesting date and the Company attaining an annual compound growth goal in total revenue for the applicable fiscal year (2026 - 2029) compared to the base of fiscal year 2025 revenue as reported on the Form 10-K. The number of shares was determined by dividing the applicable value by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2025, which occurred on May 7, 2025. Amounts in this column for fiscal 2024 constitute the amount of the annual incentive compensation determined by the Compensation Committee for Messrs. Adelson, Beiser, Gold and Alley pursuant to our fiscal 2024 executive officer bonus program, and have been updated to include the dollar-denominated value of PSAs granted on May 23, 2024 pursuant to that program. The number of shares of PSAs issued to Messrs. Adelson, Beiser, Alley, and Gold with respect to the fiscal 2024 bonus program was 3,697, 3,697, 1,848, and 3,697 shares, respectively, which have a dollar-denominated value of approximately $500,000, $500,000, $250,000 and $500,000, respectively, and a grant date fair value of approximately $495,694, $495,694, $247,780, and $495,694, respectively. This portion of awards under our fiscal 2024 executive officer bonus program will vest over four years in equal installments contingent upon the applicable named executive officer being employed in good standing on such vesting date and the Company attaining an annual compound growth goal in total revenue for the applicable fiscal year (2025 – 2028) compared to the base of fiscal year 2024 revenue as reported on the Form 10-K. The number of shares was determined by dividing the applicable value by the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announced its earnings for fiscal 2024, which occurred on May 8, 2024.
(2)Amounts represent travel stipends for Messrs. Adelson and Gold of $154,058 and $97,848, and related tax gross-ups equal to $174,975 and $111,783, respectively.
(3)Messrs. Siegert and Crain were not named executive officers in fiscal 2023 or fiscal 2024.

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Grants of Plan-Based Awards in Fiscal 2025 Table
The following table sets forth information regarding maximum and actual grants of plan-based awards made to our named executive officers during fiscal 2025:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#) (3)	Maximum (#)
Scott J. Adelson	May 23, 2024	—	—	—	—	—	—	6,701	898,470
	May 23, 2024	—	—	—		3,697		—	495,694
Scott L. Beiser	May 23, 2024	—	—	—	—	—	—	7,765	1,041,131
	May 23, 2024	—	—	—		3,697		—	495,694
J. Lindsey Alley	May 23, 2024	—	—	—	—	—	—	3,146	421,816
	May 23, 2024	—	—	—		1,848		—	247,780
Irwin N. Gold	May 23, 2024	—	—	—	—	—	—	5,176	693,998
	May 23, 2024	—	—	—		3,697		—	495,694
P. Eric Siegert	May 23, 2024	—	—	—	—	—	—	33,833	4,536,329
Christopher M. Crain	May 23, 2024	—	—	—	—	—	—	1,908	255,825
	May 23, 2024	—	—	—		1,848		—	247,780
(1)For fiscal 2025, the Compensation Committee established a performance-based bonus program pursuant to which our executive officers were eligible to earn awards based on our achievement during fiscal 2025 of revenue equal to or exceeding certain percentages of the average revenue of the Company in fiscal 2022, 2023, and 2024 ($2.00 billion). If the Company achieved 100% of this average revenue, then the maximum bonus pool would be established equal to 4.0% of our revenue earned during fiscal 2025. Our actual revenue for fiscal 2025 was $2.39 billion; therefore, the maximum bonus pool established was $95,576,640. Under our 2025 executive officer bonus program, there was no individual threshold, target, or maximum for any individual executive officer under this program. The amount of the performance-based bonuses actually made to each NEO for fiscal 2025 are presented under the heading “Non-Equity Incentive Compensation” for fiscal 2025 in the Summary Compensation Table above, and the amount of cash and stock comprising each such award are presented in footnote 1 of such Table.
(2)Stock awards presented were granted in fiscal 2025 with respect to fiscal 2024 performance pursuant to our fiscal 2024 executive officer bonus program. As such, in accordance with SEC rules, the value of these awards for Messrs. Adelson, Beiser, Alley, and Gold (who were named executive officers for fiscal 2024) is disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2024 in the Summary Compensation Table. The PSAs are subject to vesting over four years in equal installments on May 15 of each of 2025 - 2028, contingent upon: (a) applicable named executive officer being employed in good standing on such vesting date; and (b) the Company attaining a 7% annual compound growth in total revenue above the fiscal year 2024 base year revenue, as reported in its Consolidated Statements of Comprehensive Income in the Annual Report on Form 10-K for the applicable fiscal year. The time-based restricted stock awards are subject to vesting over four years in equal installments in May of each of 2025 – 2028.
(3)Because one-quarter of the PSAs is earned or not earned based on the revenue result for the applicable fiscal year and there is no ability to earn more or less, there are no thresholds or maximums for the PSAs.
(4)The amounts reported represent the aggregate grant date fair value of the restricted stock awards and PSAs awarded to our named executive officers in fiscal 2025, calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the restricted stock awards and PSAs was determined based on the closing price of our common stock on the grant date and with respect to both the restricted stock awards and PSAs assuming the applicable condition with respect to such vesting date is satisfied. The grant date fair value for the PSAs is therefore based on the maximum performance level. The amounts reported in this column reflect the accounting cost for the restricted stock awards and PSAs and do not necessarily correspond to the actual economic value that may be received by our named executive officers upon settlement of such restricted stock awards and PSAs. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K.

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Outstanding Equity Awards at Fiscal Year‑End
The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2025.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Scott J. Adelson	May 26, 2021	9,695 (2)	1,565,743	—	—
	May 27, 2022	25,252 (3)	4,078,198	—	—
	May 24, 2023	10,195 (4)	1,646,493	—	—
	May 23, 2024	6,701 (5)	1,082,212	—	—
	May 23, 2024	924 (6)	149,226	2,773	447,840
Scott L. Beiser	May 26, 2021	4,571 (2)	738,217	—	—
	May 27, 2022	10,504(3)	1,696,396	—	—
	May 24, 2023	9,604 (4)	1,551,046	—	—
	May 23, 2024	7,765 (5)	1,254,048	—	—
	May 23, 2024	924 (6)	149,226	2,773	447,840
J. Lindsey Alley	May 26, 2021	712 (2)	114,988	—	—
	May 27, 2022	3,996 (3)	645,354	—	—
	May 24, 2023	3,487 (4)	563,151	—	—
	May 23, 2024	3,146 (5)	508,079	—	—
	May 23, 2024	462 (6)	74,613	1,386	223,839
Irwin N. Gold	May 26, 2021	5,640 (2)	910,860	—	—
	May 27, 2022	6,882 (3)	1,111,443	—	—
	May 24, 2023	6,649 (4)	1,073,814	—	—
	May 23, 2024	5,176 (5)	835,924	—	—
	May 23, 2024	924 (6)	149,226	2,773	447,840
P. Eric Siegert	May 26, 2021	16,450 (2)	2,656,675	—	—
	May 27, 2022	10,724 (3)	1,731,926	—	—
	May 24, 2023	11,518 (4)	1,860,157	—	—
	May 23, 2024	33,833 (5)	5,464,030	—	—
Christopher M. Crain	May 26, 2021	460 (2)	74,290	—	—
	May 27, 2022	2,710 (3)	437,665	—	—
	May 24, 2023	2,178 (4)	351,747	—	—
	May 23, 2024	1,908 (5)	308,142	—	—
	May 23, 2024	462 (6)	74,613	1,386	223,839
(1)The market value of shares of stock that were not vested as of March 31, 2025 is calculated based on the closing price per share of our Class A common stock as of March 31, 2025 ($161.50).
(2)The remaining unvested shares outstanding under this restricted stock award as of March 31, 2025 vested on May 15, 2025.
(3)One-half of the shares outstanding under this restricted stock award as of March 31, 2025 vested on May 15, 2025 and one-half are scheduled to vest on May 15, 2026.
(4)One-third of the shares outstanding under this restricted stock award as of March 31, 2025 vested on May 15, 2025, one-third are scheduled to vest on May 15, 2026, and one-third are scheduled to vest on May 15, 2027.

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(5)One-quarter of the shares outstanding under this restricted stock award as of March 31, 2025 vested on May 15, 2025, one-quarter are scheduled to vest on May 15, 2026, one-quarter are scheduled to vest on May 15, 2027, and one-quarter are scheduled to vest on May 15, 2028.
(6)Represents earned shares outstanding under the PSA as of March 31, 2025, which vested on May 15, 2025.
(7)Assuming the performance conditions corresponding to each respective vesting date are satisfied, one-third of the shares outstanding under this PSA are expected to vest on May 15, 2026, one-third are expected to vest on May 15, 2027, and one-third are expected to vest on May 15, 2028.
Fiscal 2025 Option Exercises and Stock Vested
The following table summarizes the vesting of stock awards held by our named executive officers during fiscal 2025. None of the named executive officers held any options during fiscal 2025:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott J. Adelson	30,320	4,127,462
Scott L. Beiser	16,498	2,245,873
J. Lindsey Alley	4,532	616,941
Irwin N. Gold	13,392	1,823,053
P. Eric Siegert	32,951	4,485,620
Christopher M. Crain	2,987	406,620
Summary of Potential Payments Upon Termination or Change in Control
As described above under “Overview of Compensation Components—Other Compensation Program Features,” in May 2022 our board of directors adopted the Transition Program to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. We otherwise do not provide for any payments upon termination or change in control.

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2025 CEO PAY RATIO
In accordance with applicable SEC rules, we are providing the ratio of the total annual compensation of Mr. Adelson, who served as our CEO since June 10, 2024, to that of our median compensated employee for fiscal 2025. Because Mr. Adelson’s compensation did not change materially due to his promotion, we did not annualize his compensation as CEO. As set forth in the Summary Compensation Table, Mr. Adelson’s annual compensation for fiscal 2025 was $11,329,033. The total annual compensation of the employee identified as our median compensated employee (excluding our CEO) for fiscal 2025 was $208,000. The ratio of Mr. Adelson’s total compensation for fiscal 2025 to the total compensation of our median compensated employee was approximately 54 to 1.

To identify our median compensated employee for purposes of this pay ratio disclosure, we first determined who constituted our full-time, part-time, and temporary employees other than Mr. Adelson as of December 31, 2024. We ranked the annual compensation of this employee population based on compensation reportable on IRS Form W-2 in the United States and comparable tax reporting documents in other countries. After identifying the median compensated employee from this ranking who was employed with the Company as of March 31, 2025, we calculated annual total compensation for such employee during fiscal 2025 using the same methodology we use for our CEO as set forth in the Summary Compensation Table above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company and the Compensation Committee does not consider this in any of its deliberations.

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PAY VERSUS PERFORMANCE
Provided below is the Company’s “Pay Versus Performance” disclosure, which includes the relationship between “compensation actually paid” (“CAP”) to the individuals who served as our Principal Executive Officer (“PEO”) and non-PEO named executive officers during fiscal years 2021 through 2025, as calculated in accordance Item 402(v) of Regulation S-K and various measures of the Company’s financial performance. On June 10, 2024, Scott J. Adelson succeeded Scott L. Beiser as our PEO.

Fiscal 2025 Pay Versus Performance Table
Fiscal Year	SCT Total for Scott J. Adelson ($)(1)(3)	CAP to Scott J. Adelson ($)(1)(6)	SCT Total for Scott L. Beiser ($)(2)(3)	CAP to Scott L. Beiser ($)(2)(6)	Average SCT Total for Non-PEO Named Executive Officers ($)(4)	Average CAP to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based on		Net Income ($) (in millions)	Revenue ($) (in millions)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2025	11,329,033	13,346,713	4,000,000	5,254,273	6,127,408	7,167,023	314	264	400	2,389
2024	—	—	7,000,000	8,686,625	3,869,667	5,300,808	250	220	280	1,914
2023	—	—	7,000,000	7,003,642	4,587,500	4,594,878	172	165	254	1,809
2022	—	—	10,650,000	11,538,558	10,162,500	10,946,169	172	192	438	2,270
2021	—	—	6,900,000	7,612,667	6,712,500	7,297,584	130	167	313	1,525
(1)Scott J. Adelson became the Chief Executive Officer of the Company on June 10, 2024, and was the PEO of the Company from June 10, 2024 through the remainder of fiscal 2025.
(2)Scott L. Beiser served as the Company’s Chief Executive Officer from 2003 to 2024, including all of fiscal 2024, and was the PEO of the Company during fiscal years 2021 through 2024. Mr. Beiser continued in his role of CEO - and thus as PEO - through June 10, 2024, and thereafter has remained an executive officer of the Company as Co-Chairman.
(3)Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our other non-PEO named executive officers that year.
(4)The non-PEO named executive officers during fiscal years 2021 through 2024 were Messrs. Alley, Gold, Adelson and Preiser. The non-PEO named executive officers during fiscal 2025 were Messrs. Alley, Gold, Siegert, and Crain.
(5)For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Financials Index (the “Peer Group TSR”) as compared to April 1, 2020.
(6)Compensation actually paid to our named executive officers represents the "Total" compensation reported in the SCT for the applicable fiscal year, adjusted as set forth in the following table. As described above, awards under our annual bonus program are paid, in part, in the form of time vesting and performance vesting restricted stock that is granted in the fiscal year following the applicable performance year. The time vesting restricted shares vest over a four-year period following the grant date and the performance-vesting restricted shares are subject to vesting over four years in equal installments contingent upon the applicable named executive officer being employed in good standing on such vesting date and the Company attaining an annual compound growth goal in total revenue for the applicable fiscal year compared to the base of the fiscal year revenue as reported on the Form 10-K for the fiscal year immediately preceding the grant date. In accordance with SEC guidance, we disclose the dollar-denominated value of these awards in the "Non-Equity Incentive Compensation" column of the SCT with respect to the applicable performance year (rather than as "Stock Awards" for the year of grant); as such, we believe the awards are not required to be included in the adjustments to calculating compensation actually paid. However, in an effort to comply with the spirit of the SEC pay versus performance rules relating to the adjustments for outstanding equity awards, we have treated the restricted stock awards as equity awards and captured them as part of the adjustments below.

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Fiscal Year	Summary Compensation Table Total ($)	Less: Stock Awards Granted for Fiscal Year ($)	Add: Unvested Equity Awards Granted for Fiscal Year ($)	Increase/(Decrease) in Value of Unvested Equity Awards Granted in Prior Fiscal Years ($)	Increase/(Decrease) in Value of Equity Awards Vested During Fiscal Year ($)	Compensation Actually Paid ($)(a)(b)(c)
Scott J. Adelson
2025	11,329,033	(2,250,000)	2,250,000	1,776,939	240,741	13,346,713

Scott L. Beiser
2025	4,000,000	(1,025,000)	1,025,000	1,123,279	130,994	5,254,273
2024	7,000,000	(1,550,000)	1,550,000	1,658,694	27,931	8,686,625
2023	7,000,000	(1,137,500)	1,137,500	53,895	(50,253)	7,003,642
2022	10,650,000	(1,776,250)	1,776,250	759,002	129,556	11,538,558
2021	6,900,000	(1,338,000)	1,338,000	463,549	249,118	7,612,667

Non-PEO Named Executive Officers (Average)
2025	6,127,408	(1,751,625)	1,751,625	932,699	106,916	7,167,023
2024	3,869,667	(903,563)	903,563	1,405,485	25,656	5,300,808
2023	4,587,500	(722,313)	722,313	53,068	(45,690)	4,594,878
2022	10,162,500	(1,730,750)	1,730,750	675,990	107,679	10,946,169
2021	6,712,500	(1,339,875)	1,339,875	405,259	179,825	7,297,584
(a)Our NEOs did not participate in any Company pension plans during the covered fiscal years; therefore, there are no compensation adjustments for pension values or pension service costs.
(b)Our NEOs did not receive any dividends or dividend equivalents from the Company during the covered fiscal years that were not already reflected in the fair value of the corresponding dividend yielding awards received; therefore, there are no such related compensation adjustments.
(c)Our NEOs did not have any award forfeitures or accelerations during the covered fiscal years; therefore, there are no such related compensation adjustments.

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Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our revenue, in each case, for the 2021, 2022, 2023, 2024 and 2025 fiscal years.
Compensation Actually Paid versus Total Shareholder Return
The TSR amounts reported in the graph below assume an initial fixed investment of $100 on April 1, 2020, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
Scott J. Adelson
Scott L. Beiser
Average Non-PEO NEOs
Peer Group Total Shareholder Return
Total Shareholder Return (TSR)
TSR (in millions)
Compensation Actually Paid (in millions)
$350
$300
$250
$200
$150
$100
$50
$-
$14
$12
$10
$8
$6
$4
$2
$-
April 1, 2020
March 31, 2021
March 31, 2022
March 31, 2023
March 31, 2024
March 31, 2025

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Compensation Actually Paid versus GAAP Revenue

Scott J. Adelson
Scott L. Beiser
Average Non-PEO NEOs
GAAP Revenue (in millions)
Revenue (in millions)
Compensation Actually Paid (in millions)
$2,500
$2,000
$1,500
$1,000
$500
$-
$14
$12
$10
$8
$6
$4
$2
$-
April 1, 2020
March 31, 2021
March 31, 2022
March 31, 2023
March 31, 2024
March 31, 2025

Compensation Actually Paid versus GAAP Net Income
Scott J. Adelson
Scott L. Beiser
Average Non-PEO NEOs
GAAP Net Income (in millions)
Net Income (in millions)
Compensation Actually Paid (in millions)
$500
$400
$300
$200
$100
$-
$14
$12
$10
$8
$6
$4
$2
$-
April 1, 2020
March 31, 2021
March 31, 2022
March 31, 2023
March 31, 2024
March 31, 2025

35

Pay Versus Performance Tabular List
We believe revenue represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the 2025 fiscal year.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 24, 2025, for:
•    each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•    each of our named executive officers, directors, and director nominees; and
•    all of our executive officers and directors as a group.

The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 24, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% Total Voting Power***
Name of Beneficial Owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
HL Voting Trust (1)	—	—	15,983,668	100.0%	74.6%
The Vanguard Group, Inc. (2)	5,074,040	9.3%	—	—	2.4%
BlackRock Fund Advisors (3)	4,803,603	8.8%	—	—	2.2%
Kayne Anderson Rudnick Investment Management, LLC (4)	2,785,813	5.1%			1.3%

Named Executive Officers, Directors and Director Nominees
Scott L. Beiser (5)	—	—	15,983,668	100.0%	74.6%
Irwin N. Gold (6)	—	—	15,983,668	100.0%	74.6%
Scott J. Adelson (7)	—	—	15,983,668	100.0%	74.6%
J. Lindsey Alley (8)	—	—	70,355	*	*
P. Eric Siegert	—	—	424,657	2.7%	2.0%
Christopher M. Crain	—	—	53,938	*	*
Todd J. Carter	—	—	89,905	*	*
Robert A. Schriesheim	32,982	*	—	—	*
Jacqueline B. Kosecoff	15,316	*	—	—	*
Paul A. Zuber	6,208	*	—	—	*
Gillian B. Zucker	5,533	*	—	—	*
Cyrus D. Walker	6,115	*	—	—	*
Ekpedeme M. Bassey	5,627	*	—	—	*
All Executive Officers and Directors as a Group (14 persons)	71,781	*	15,983,668	100.0%	74.7%
*Less than 1%.
**    Based on 54,351,483 shares of Class A common stock and 15,983,668 shares of Class B common stock outstanding as of July 24, 2025.
*** Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.
(1)Consists of shares of Class B common stock held indirectly through the HL Voting Trust of which Scott J. Adelson, Scott L. Beiser, and Irwin N. Gold are the trustees. All decisions with respect to the voting of the Class B common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees and (2) the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter.
(2)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) has shared power to vote or direct the vote of 17,777 shares of Class A common stock; has sole power to dispose or direct the disposition of 5,001,402 shares of Class A common stock; and shared power to dispose or direct the disposition of 72,638 shares of Class A common stock, respectively. As of December 31, 2023, Vanguard was the aggregate beneficial owner of 5,074,040 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

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(3)Based solely on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on April 17, 2025, Blackrock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 4,700,945 shares of Class A common stock and sole power to dispose or direct the disposition of 4,803,603 shares of Class A common stock, respectively. As of March 31, 2025, BlackRock was the beneficial owner of 4,803,603 shares of Class A common stock. The address for Blackrock is 50 Hudson Yards, New York, NY.
(4)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 13, 2023, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) has sole power to vote or direct the vote of 1,387,035 shares of Class A common stock; has shared power to vote or direct the vote of 1,106,791 shares of Class A common stock; has sole power to dispose or direct the disposition of 1,679,022 shares of Class A common stock; and shared power to dispose or direct the disposition of 1,106,791 shares of Class A common stock, respectively. As of December 31, 2022, Kayne Anderson was the beneficial owner of 2,785,813 shares of Class A common stock. The address for Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(5)Consists of shares of Class B common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 808,413 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.
(6)Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,078,196 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.
(7)Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Adelson is a trustee. Mr. Adelson disclaims beneficial ownership of such shares, except to the extent of 878,921 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.
(8)Consists of 70,355 shares held by the Alley Stock Trust, over which Mr. Alley has disposition power.
Equity Compensation Plan Information
The following table sets forth information, as of March 31, 2025, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders (1)	739,500 (2)	—	4,970,718 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	739,500	—	4,970,718
(1)Consists of the Houlihan Lokey, Inc. Amended and Restated 2016 Incentive Award Plan, as amended (“2016 Plan”). On October 24, 2024, our board of directors approved an amendment (the “Amendment”) to the 2016 Incentive Plan reducing the number of shares of common stock available for issuance under the 2016 Incentive Plan. Under the Amendment, the aggregate number of shares of common stock available for issuance under awards granted pursuant to the 2016 Incentive Plan on or after October 24, 2024 was equal to 8.0 million. Also pursuant to the 2016 Plan, the number of shares available for issuance increased on April 1, 2025 by 4,231,218.
(2)Represents the number of shares issuable under dollar-denominated awards and unvested restricted stock units granted under the 2016 Plan that were outstanding as of March 31, 2025, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.
(3)Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2025. From and after the date of our IPO, no additional awards have been granted under the 2006 Plan. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Agreements with the HL Holders
HL Voting Trust Agreement
In connection with the successful completion of the IPO, we entered into the Voting Trust Agreement (the “HL Voting Trust Agreement”) dated as of August 18, 2015 with the HL Holders and the trustees of the HL Voting Trust. Pursuant to the HL Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, together with any shares of Class B common stock acquired by such HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of July 24, 2025 the HL Voting Trust controlled approximately 74.6% of the total voting power of the Company.
Registration Rights Agreement
In connection with the IPO, we entered into a Registration Rights Agreement dated as of August 18, 2015 with the HL Holders, pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing.
Demand Registration Rights. The holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.
Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to such Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreement contains customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

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Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:
•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the board of directors or recommended by the Compensation Committee to the board of directors for its approval.
In connection with the review and approval or ratification of a related person transaction:
•management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.
Related Person Transactions
Kyle Beiser is currently employed as a corporate Associate Vice President in the Company’s Data & Analytics department. He is the son of our Co-Chairman, Scott Beiser. For services performed in fiscal 2025, Kyle Beiser received aggregate compensation of less than $200,000, which is consistent with his colleagues with similar experience and responsibilities, and we expect that his compensation for fiscal 2026 will be broadly similar. Gregory Preiser is currently employed as an investment banking associate in our Financial Restructuring group. He is the son of David Preiser who was previously an executive officer and Director of the Company. For services performed in fiscal 2025, Gregory Preiser received compensation of less than $300,000, which is consistent with his peers and we expect that his compensation for fiscal 2026 will be broadly similar.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation,” above.
While the results of the vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2025, as discussed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR
Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending March 31, 2026. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the fiscal years ended March 31, 2025 and March 31, 2024.

	2025	2024
Audit fees (1)	$3,438,575	$2,832,420
Audit-related fees (2)	1,275,000	1,550,000
Tax fees (3)	788,273	930,459
All other fees	—	—
Total	$5,501,848	$5,312,879
(1)Audit fees include fees for the audit of our fiscal 2025 and 2024 consolidated financial statements and other services that are normally provided by the independent accountants in connection with regulatory filings, including reviews of documents filed with the SEC and all associated out-of-pocket expenses.
(2)Audit-related fees in fiscal 2025 and 2024 fees billed for our foreign statutory audits.
(3)Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.
Audit Committee Pre-Approval
All services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the Audit Committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

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AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2025 with the Company’s management and KPMG. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the Audit Committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Audit Committee

Robert A. Schriesheim, Chairperson
Dr. Jacqueline B. Kosecoff
Paul A. Zuber
Gillian B. Zucker

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ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2026 Annual Meeting of Stockholders (the “2026 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than March 27, 2026 in order to be included in the proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our amended and restated bylaws.
Under our amended and restated bylaws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 19, 2026) or more than 120 days (May 20, 2026) before the first anniversary of the prior annual meeting of stockholders (September 17, 2026). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 19, 2026.
In connection with the 2026 Meeting, the Company intends to file a Proxy Statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our amended and restated bylaws.
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers (as defined in regulations issued by the SEC) and directors, and persons who beneficially own more than ten percent of our Class A common stock or Class B common stock, to file initial reports of ownership and reports of changes in ownership of the common stock (including options and warrants to acquire common stock) with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based on our records and other information, we believe that all of our officers, directors and greater than ten percent beneficial owners filed the required reports under Section 16(a) on a timely basis, except the late filing, due to internal administrative error, of one Form 4 for Mr. Gold for the Form 4 dated July 5, 2024.

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Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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Houlihan Lokey, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 24, 2025

Wednesday, September 17, 2025 8:00 AM, Local Time

Internet:

www.proxypush.com/HLI

- Cast your vote online
- **Have your Proxy Card ready**
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Phone:

1-866-362-0397

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Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, ET, September 16, 2025

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott J. Adelson, Irwin N. Gold and Christopher Crain, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Houlihan Lokey

Houlihan Lokey, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class I directors to our board of directors;				
		FOR	WITHHOLD		
	1.01 Scott L. Beiser	☐	☐		FOR
	1.02 Todd J. Carter	☐	☐		FOR
	1.03 Paul A. Zuber	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompany Proxy Statement.	☐	☐	☐	FOR
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐	FOR
4.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.				

☐ **Check here if you would like to attend the meeting in person.**

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Houlihan Lokey

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

Wednesday, September 17, 2025 8:00 AM, Local Time

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before September 5, 2025.

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SEE REVERSE FOR FULL AGENDA

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved